Four Corners Property Trust NYSE: FCPT Exhibit 99.2

Forward Looking Statements and Disclaimers Cautionary Note Regarding Forward-Looking Statements: This presentation contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding FCPT’s intent, belief or expectations, including, but not limited to, statements regarding: operating and financial performance, acquisition pipeline, expectations regarding the making of distributions and the payment of dividends, and the effect of pandemics such as COVID-19 on the business operations of FCPT and FCPT’s tenants and their continued ability to pay rent in a timely manner or at all. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made and, except in the normal course of FCPT’s public disclosure obligations, FCPT expressly disclaims any obligation to publicly release any updates or revisions to any forward-looking statements to reflect any change in FCPT’s expectations or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements are based on management’s current expectations and beliefs and FCPT can give no assurance that its expectations or the events described will occur as described. For a further discussion of these and other factors that could cause FCPT’s future results to differ materially from any forward-looking statements, see the risk factors described under the section entitled “Item 1A. Risk Factors” in FCPT’s annual report on Form 10-K for the year ended December 31, 2022 and other risks described in documents subsequently filed by FCPT from time to time with the Securities and Exchange Commission. Notice Regarding Non-GAAP Financial Measures: The information in this communication contains and refers to certain non-GAAP financial measures, including FFO and AFFO. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the supplemental financial and operating report, which can be found in the Investors section of our website at www.fcpt.com, and on page 29 of this presentation.

AGENDA Company Overview and Q2 Update Page 3 Appendix and Selected Supplemental Slides Page 22 High Quality Portfolio Page 13 Conservative Financial Position Page 19

TOP TEN POINTS ABOUT FCPT


Olive Garden
chili's
KFC

High-Quality Portfolio[1]	1. **Strong Portfolio:** 4.6x tenant EBITDAR coverage[2] with nationally established brands and a focus on low rents. Recently constructed, e-commerce resistant portfolio 2. **Minimal Number of Near-Term Expirations:** Less than 7.8% of rental income matures prior to 2027, 99.9% occupied as of March 31, 2023, 8.0 years average lease term remaining
Analytical, Disciplined Investment Philosophy	3. **Data-Driven Philosophy:** Use of consistent scorecard to objectively rate every property 4. **Acquisition Transparency:** Investment committee memo distributed to the Board and separate public announcement for every acquisition 5. **Growing, Highly Capable Team:** Increased team from six at spin to 36 today
Accretive Diversification	6. **Brand Diversification:** Expanded from Single Tenant to 131 Brands 7. **Established New Verticals in Addition to Restaurants:** Resilient, essential non-restaurant retail categories of medical retail and auto service 8. **Disciplined Pricing Approach:** Emphasis on strong credit parameters and high-quality real estate with a focus on investment spread
Investment Grade Balance Sheet	9. **Conservative Leverage:** Committed to maintaining 5.5x–6.0x leverage 10. **Well laddered, Predominately Fixed Debt Structure:** 92% fixed rate debt, average debt maturity of 5.0 years, 4.6x fixed charge coverage, 100% Unsecured Balance Sheet

Figures as of 3/31/2023, unless otherwise noted
1. *Weighted averages based on contractual Annual Cash Base Rent as defined in glossary, except for occupancy which is based on portfolio square footage. See glossary for definitions*
2. *See glossary on page 29 for tenant EBITDAR and tenant EBITDAR coverage definitions: results based on tenant reporting representing 72% of portfolio annual cash base rent*

4 | FCPT | JUNE 2023

FCPT

FCPT entered into an agreement to issue $100 million of senior unsecured notes on June 5, 2023. The 10-year Notes are priced at a fixed interest rate of 6.44% and a 5.39% yield to maturity including a $8.1 million interest-rate hedge gain The Notes will fund on July 12th and will be used for general corporate purposes including the funding of acquisitions FCPT has a well-laddered debt maturity schedule with less than 15% due in any year and the first maturity of $50 million due in June 2024 Private Note Offering Proforma Debt Maturity Schedule ($ millions)

___________________ Figures represent FCPT financials as of and for three months ended 3/31/2023 Represents Q1 2023 annualized results. See page 30 for reconciliation of net income to adjusted EBITDAre and page 29 for non-GAAP definitions Figure represents Annual Cash Base Rent (ABR) as of 3/31/2023 Based on quarterly cash dividend of $0.34 per share declared on 3/13/2023 annualized. The declaration of future dividends will be at the discretion of FCPT’s Board of Directors Dividend yield calculated based on the price per share as of 3/31/2023 and declared dividend per share for the most recent quarter, annualized Net debt figure (in $ millions) represents total debt less cash and cash equivalents Assumes $111 million of equity forwards outstanding as of 3/31/2023 and $100 million private note offering are invested at a 6.75% initial cash yield Proforma Capitalization for Note Offering

Summary of Announced and Closed Transactions Year to Date FCPT’s acquisition volume has accelerated post Q1 2023 Year to date through June 2, the Company has closed or announced $154 million of transactions as detailed below Over 55% of year-to-date acquisition volume consists of the $85 million acquisition of 14 Darden properties announced on May 24. Additional details about the portfolio are on the next slide Example Brands Closed or Announced1 ____________________ Does not include unannounced deals that may close in the near-term

Select transaction overview: Darden Portfolio Transaction Overview: Properties: 13 Cheddar’s, 1 Olive Garden (all corporate-operated by Darden) Corporate Operator / Guarantor: Darden Restaurants (rated Baa2/BBB/BBB by Moody’s/S&P/Fitch) Initial Rent: ~$5.4 million Rent Increases: 1.5% increase every year Long Term Leases: 13-year weighted average initial term Diverse Geography: Tennessee, Indiana, Kentucky and Ohio High Traffic Counts and Attractive Demographics Triple Net Leases On May 24, 2023, FCPT announced the signing of a definitive agreement to acquire up to 14 Darden restaurant properties (13 Cheddar’s Scratch Kitchen properties and 1 Olive Garden property) for a purchase price of $85.0 million on initial cash rent of approximately $5.35 million. The transaction is expected to close in the third quarter, subject to due diligence and customary closing conditions

___________________ Representative Acquired Brands Non-Restaurant: Medical Retail Industry Portfolio of 54 properties (4% of annual base rent)1 FCPT targets medical retail locations such as urgent care, dental, outpatient and primary care clinics, ambulatory surgery centers, and veterinary care Represents E-commerce and recession resistant sectors given service-based nature with large customer base and favorable demographic tailwinds as healthcare remains an essential service across lifespan Consolidation within medical retail is improving tenant credit and scale metrics FCPT is focusing on medical retail sectors that are benefitting from structural changes as care is moving from hospitals locations to lower-cost, retail specialty care centers Site selection and real estate underwriting are similar to that of branded restaurants ___________________ As of March 31, 2023 investment opportunity sourcing FCPT is principally building its acquisition pipeline through five channels: Large Sale-Leaseback Transactions: These transactions can be large in scale, and typically have a competitive bidding process amongst institutional investors. Given other forms of capital have become more expensive with the increase in interest rates, sale-leaseback transactions have become more attractive for operators Developers/Newly Constructed Properties: The investment team has been meeting with developers to buy newly constructed properties. With the decline in credit market participants reducing access to capital, FCPT becomes a more attractive partner to fund newly constructed properties Fully Marketed Broker Sourcing: The investment team is in close contact with net lease brokers across the country and reviews marketed properties on a daily basis. Although there is strong competition in this market, FCPT is able to secure deals due to its strong reputation for timely execution Repeat Tenant Transaction: FCPT’s tenant base includes many strong franchisee and corporate operators. FCPT has endeavored to build strong relationships with its tenants, and, as a result, receives opportunities for off-market and repeat sale-leaseback transactions for many of these restaurant operators Mall and Shopping Center Outparcels: FCPT has announced several portfolio transactions with mall and shopping center REITs and continues to work on replicating this strategy. The added complexity and delayed closing timeframe for these deals gives FCPT an advantage over non-institutional investors

Rising Inflation has both positive and negative effects in Net lease The effects of inflation and rising interest rates shown above are valuation agnostic (i.e., ignores potential equity valuation changes) Interest Rates / Inflation Renewal Probability: Relocation costs for tenants increase translating to higher renewal probability on existing portfolio Portfolio Rent Escalator (1.4%)1 Positive Effects Negative Effects Investment Yield: New acquisitions benefit from higher capitalization rates Tenant Credit: Sales increase faster than fixed rent escalation, leading to better rent coverage and tenant financial health Lower Defeasance: Debt defeasance costs decrease Interest Expense: New debt issuances have higher interest rate as underlying Treasury rate rises Unhedged Debt: Unhedged portion of the credit facility cost increases Overhead: Increases personnel and G&A expense as cost-of-living increases ___________________ As of 3/31/2023 Property Management: Benefit to G&A as less property management issues due to higher renewal probability Investment Spreads: Decreases investment spreads as cost of debt rises while asset prices lag Dividend Yield: Lower premium in dividend yield compared to Treasury yields

Strong Recent Restaurant Results Baird’s weekly restaurant survey shows both quick service and casual dining restaurants continue to preform near or above prior year levels. Specifically, our three largest brands are continuing to leverage rising sales volumes and benefit from moderating labor and commodity costs Same store sales for Olive Garden and LongHorn Steakhouse, our two large Darden-owned brands, increased 12% and 11%, respectively, for their most recent quarter. Brinker, the parent company of Chili’s, experienced same-store sales growth of 10% in its most recent quarter Baird Restaurants Surveys: Weekly Same-Store Sales vs. Year Prior ____________________ Source: Data per The Baird Restaurant Surveys (produced by R.W. Baird & Co. Equity Research) reported 5/30/2023 Note: Results shown may not be indicative of the ability or willingness of our tenants to pay rent on a timely basis or at all

AGENDA Company Overview and Q2 Update Page 3 Appendix and Selected Supplemental Slides Page 22 High Quality Portfolio Page 13 Conservative Financial Position Page 19

Acquisition growth Annual Cash Base Rent ($ million)1 | FCPT | OCTOBER 2019 Number of Properties . +11% CAGR ___________________ As defined on page 29 +14% CAGR

FCPT’s Strong Portfolio Performance FCPT has one of the highest-quality portfolios in the net lease sector that has performed at a high level ____________________ FCPT reported 92% collected rent in Q2 2020, with 4% abated in return for lease modifications and 3% deferred. FCPT collected the 3% deferred rent in Q4 2020. The 98.8% number above included deferred rent that was paid and the abated rent for which FCPT received beneficial lease modifications Occupancy based on portfolio square footage Occupancy2 Rent Collections 1

SUN BELT FOCUSED PORTFOLIO



Olive Garden
chili's
KFC

Lower taxes, the pandemic, and a shift toward work-from-home has accelerated a shift toward low-cost of living and high-quality of life states, especially in the warm weather climates of the Sun Belt



47%
WA
OR
CA
ID
NV
MT
WY
UT
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
PA
NY
MD
DE
NJ
VT
NH
ME
MA
CT
RI
Annualized Base Rent[1] (%)
≥10.0%
5.0%–10.0%
3.0%–5.0%
2.0%–3.0%
1.0 %–2.0%
<1.0%
No Properties

- FCPT's portfolio is primarily suburban and located in fast-growing regions of the Sun Belt, which makes up approximately 47%[2] of the portfolio by ABR
- **Texas and Florida, our largest two states with 10% or more of Annual Base Rent, were the two highest in-migration states in 2022[3]**

Figures as of 3/31/2023
1. *Annual Cash Base Rent (ABR) as defined on page 29*
2. *Sun Belt States include AZ, NM, OK,TX, MS, AL, GA, SC, NC, TN, AR, LA, FL, southern CA, and southern NV*
3. *Source: U-Haul growth index 2022*

16 | FCPT | JUNE 2023

FCPT

___________________ See glossary on page 29 for tenant EBITDAR and tenant EBITDAR coverage definitions: results based on tenant reporting representing 72% of portfolio annual cash base rent. Reporting for non-restaurant sector not included as most non-restaurant tenants do not report financial data. We have estimated Darden current EBITDAR coverage using sales results for the reported FCPT portfolio for the year ending November 2022 and updated average trailing twelve months brand average margins and sales for the quarter ended February 2023 Represents current Annual Cash Base Rent (ABR) as of 3/31/2023 as defined on page 29 FCPT Portfolio2: FCPT’s portfolio is characterized by low rents and high EBITDAR to rent coverage of 4.6x1 52% of the portfolio is the original Darden spin properties where rents were purposely set low as evidenced by strong EBITDAR to rent coverage of 5.7x. Current rent to sales, a metric that is commonly used to gauge the health of a restaurant’s operation and the level of rent those operations can support, is approximately 5% for the Darden portfolio. It is common to see restaurants with 8% to 10% rent to sales figures FCPT has also acquired properties with ground leases equal to 12% of the portfolio. These leases are characterized by low rents tied to the land value since the tenant constructed and owns the building. The building ownership typically reverts to FCPT at the end of the lease Because of its relatively recent inception, FCPT does not have “legacy assets” that have been impacted by modern retail trends such as Amazon and the adoption of smart phones Tenant Rental Coverage1: Low rent / high coverage portfolio fcpt evolution since spin-off: Significant progress on tenant diversification ___________________ Represents current Annual Cash Base Rent (ABR) as of 3/31/2023, as defined on page 29 Other Darden represents Bahama Breeze, Cheddar’s, Seasons 52, and Eddie V’s branded restaurants Initial Portfolio at Spin: 418 Leases / 5 Brands Annual Base Rent of $94.4 million 100% Darden Exposure 104 leases 300 leases 14 leases FCPT Portfolio Today: 1,049 Leases / 131 Brands Annual Base Rent of $195.7 million1 54% Darden Exposure +107% in ABR Other Darden2 Other Darden Brand Exposure by Annualized Base Rent (ABR)

AGENDA Company Overview and Q2 Update Page 3 Appendix and Selected Supplemental Slides Page 22 High Quality Portfolio Page 13 Conservative Financial Position Page 19

Conservative Financial Policies As FCPT continues to grow and diversify, the Company is committed to maintaining a conservative balance sheet with financial flexibility Leverage Continue to maintain conservative leverage and coverage metrics Net debt to cash EBITDA ratio is 5.6x1; long-term objective is to maintain ratio between 5.5-6.0x Fixed charge coverage of 4.6x Focus on a predominantly unsecured capital structure, maintaining a large unencumbered assets base Asset base is 100% unencumbered Minimize floating rate exposure As of 3/31/2023, FCPT has fixed the interest rate on approximately 92% of its long-term debt Maintain a staggered debt maturity schedule with no near-term debt maturities No more than 16% of total debt is due in any one year Liquidity Strong liquidity profile ($250 million revolver with full available capacity as of 3/31/2023) Maintain access to multiple equity and debt capital sources Conservative dividend payout ratio of approximately 80% of AFFO Conservative Financial Policies are Sacrosanct Conservative leverage and high coverage significantly mitigate tenant concentration We access the equity markets to support growth but have been capitalized to succeed even if equity capital is not available (reasonable leverage, no earning or acquisition guidance, low G&A overhead, strong currency in dispositions of existing assets) _ Note: All figures as of 3/31/2023 unless otherwise noted Net debt to adjusted EBITDAre leverage as of 3/31/2023, see page 30 for reconciliation of net income to adjusted EBITDAre and page 29 for non-GAAP definitions

C OM P AN Y M OM E N T U M S I N C E I N C E P T I ON Team Members 4 +32 36 Annual Base Rent1 $94.4 million +$101.3 million / +107% $195.7 million Properties 418 +612 / +146% 1,030 Brands 5 +126 131 % Darden2 100% -46% 54% Weighted Average Lease Term 15 years - 7 years 8.0 years Equity Market Cap $848 million +$1.5 billion $2.3 billion3 Enterprise Value $1.3 billion +$2.0 billion $3.3 billion3 Financial Leverage 4.6x +1.0x 5.6x3 Rating Unrated BBB (Fitch) / Baa3 (Moody’s) As of 3/31/2023 November 2015 ____________________ Annual Cash Base Rent (ABR) as defined on page 29 Based on Annual Base Rent See page 6 for calculation Restaurant Non-Restaurant Representative Brands

AGENDA Company Overview and Q2 Update Page 3 Appendix and Selected Supplemental Slides Page 22 High Quality Portfolio Page 13 Conservative Financial Position Page 19

Maintaining Acquisition Philosophy and criteria Acquisition Philosophy Acquire strong restaurants and retail brands that are well located with creditworthy lease guarantors Purchase assets only when accretive to cost of capital with a focus on low basis Focused on adding concepts that are category-leaders in resilient industries—only leading brands and no theaters, fitness, or entertainment in FCPT’s portfolio or pipeline  Underwriting Criteria Acquisition criteria is approximately split 50% / 50% between credit and real estate metrics based on FCPT’s proprietary scorecard The “score” allows FCPT to have an objective underwriting model and comparison tool for asset management as well Real Estate Criteria (~50%): Location Retail corridor strength and demographics Access/visibility Absolute and market rent Pad site and building reusability Credit Criteria (~50%): Guarantor credit and fitness Brand durability Store performance Lease term Lease structure

Acquisitions By Year Figures as of 3/31/2023 Note: Figures exclude capitalized transaction costs. Initial cash yield calculation excludes $2.1 million, and $2.4 million of real estate purchases in our Kerrow operating business for 2019 and 2020, respectively. 2022 initial cash yield reflects near term rent increases and rent credits given at closing; the initial cash yield with rents in place as of closing is 6.4% Year Volume ($ millions) Cap Rate FCPT has been built with a deliberate focus on consistency and efficient execution Property Count

Auto service is both e-commerce and recession resistant and tends to operate in high-traffic corridors with good visibility, boosting the intrinsic real estate value and reuse potential More limited relocation options due to zoning restrictions lead to high tenant renewal probability ___________________ Representative Acquired Brands Current Portfolio of 117 properties (8% of annual base rent) in auto service sector1 FCPT is targeting auto service centers (including collision and tire), auto part retailers, and gas stations with large format convenience stores FCPT’s focus is on sectors and properties that will remain relevant over the longer-term with higher electric vehicle utilization Non-Restaurant: Auto Service Industry ___________________ As of March 31, 2023

Lease Maturity Schedule ___________________ Note: Excludes renewal options. All data as of 3/31/2023 Annual cash base rent (ABR) as defined in glossary Occupancy based on portfolio square footage Lease Maturity Schedule (% Annualized Cash Base Rent1) 99.9% occupied2 as of 3/31/2023 Weighted average lease term of 8.0 years Less than 7.8% of rental income matures prior to 2027

Brand diversification ___________________ Annual Cash Base Rent (ABR) as of 3/31/2023 as defined on page 29 Investment Grade Ratings represent the credit rating of our tenants, their subsidiaries or affiliated companies from Fitch, S&P or Moody's % Investment Grade2: 61%

Sustainability Framework Our commitment to sustainability and Environmental, Social and Governance (ESG) principles creates value for FCPT and our shareholders. We continuously review our internal policies to advance in the areas of environmental sustainability, social responsibility, employee well-being, and governance Social We apply values-based negative screening in our underwriting process and do not transact with any tenant, buyer, or seller or acquire any properties with negative social factors. We do not process or have access to any consumer data Governance We aim for best-in-class corporate governance structures and compensation practices that closely align the interests of our board and leadership with those of our stockholders. Four of our eight board directors are female and seven are independent, including our chairperson. Only independent directors serve on the board’s committees Our Team Our culture is inclusive and team-oriented with a high retention rate. We hire for the long-term and invest in development, with a flat organization that drives employee engagement. We are ‘A Great Place to Work’ certified company Environment We evaluate our business operations and the environmental risk aspects of our investment portfolio on an ongoing basis and strive to adhere to sustainable business practices More information can be found in the FCPT ESG Report and policies on our website at https://fcpt.com/about-us/

Glossary and non-gaap definitions This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other REITs and therefore may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to net income, and to cash flows from operating, investing or financing activities as a measure of profitability and/or liquidity, computed in accordance with GAAP. ABR refers to annual cash base rent as of 3/31/2023 and represents monthly contractual cash rent, excluding percentage rents, from leases, recognized during the final month of the reporting period, adjusted to exclude amounts received from properties sold during that period and adjusted to include a full month of contractual rent for properties acquired during that period. EBITDA represents earnings (GAAP net income) plus interest expense, income tax expense, depreciation and amortization. EBITDAre is a non-GAAP measure computed in accordance with the definition adopted by the National Association of Real Estate Investment Trusts (“NAREIT”) as EBITDA (as defined above) excluding gains (or losses) on the disposition of depreciable real estate and real estate impairment losses. Adjusted EBITDAre is computed as EBITDAre (as defined above) excluding transaction costs incurred in connection with the acquisition of real estate investments and gains or losses on the extinguishment of debt. We believe that presenting supplemental reporting measures, or non-GAAP measures, such as EBITDA, EBITDAre and Adjusted EBITDAre, is useful to investors and analysts because it provides important information concerning our on-going operating performance exclusive of certain non-cash and other costs. These non-GAAP measures have limitations as they do not include all items of income and expense that affect operations. Accordingly, they should not be considered alternatives to GAAP net income as a performance measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Our presentation of such non-GAAP measures may not be comparable to similarly titled measures employed by other REITs. Tenant EBITDAR is calculated as EBITDA plus rental expense. EBITDAR is derived from the most recent data provided by tenants that disclose this information. For Darden, EBITDAR is updated quarterly by multiplying the most recent individual property level sales information (reported by Darden twice annually to FCPT) by the average trailing twelve brand average EBITDA margin reported by Darden in its most recent comparable period, and then adding back property level rent. FCPT does not independently verify financial information provided by its tenants. Tenant EBITDAR coverage is calculated by dividing our reporting tenants’ most recently reported EBITDAR by annual in-place cash base rent. Funds From Operations (“FFO”) is a supplemental measure of our performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance and liquidity. We calculate FFO in accordance with the standards established by NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and undepreciated land and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. We also omit the tax impact of non-FFO producing activities from FFO determined in accordance with the NAREIT definition. Our management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We offer this measure because we recognize that FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. FFO is a non-GAAP measure and should not be considered a measure of liquidity including our ability to pay dividends or make distributions. In addition, our calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income. Adjusted Funds From Operations “AFFO” is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distribution from operating activities. AFFO is used by us as a basis to address our ability to fund our dividend payments. We calculate adjusted funds from operations by adding to or subtracting from FFO: Transaction costs incurred in connection with business combinations Straight-line rent Stock-based compensation expense Non-cash amortization of deferred financing costs Other non-cash interest expense (income) Non-real estate investment depreciation Merger, restructuring and other related costs Impairment charges Other non-cash revenue adjustments, including amortization of above and below market leases and lease incentives Amortization of capitalized leasing costs Debt extinguishment gains and losses Non-cash expense (income) adjustments related to deferred tax benefits AFFO is not intended to represent cash flow from operations for the period, and is only intended to provide an additional measure of performance by adjusting the effect of certain items noted above included in FFO. AFFO is a widely-reported measure by other REITs; however, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Properties refers to properties available for lease. Non-GAAP Definitions and Cautionary Note Regarding Forward-Looking Statements:

___________________________ See glossary on page 29 for non-GAAP definitions Other non-reimbursed property expenses include non-reimbursed tenant expenses, vacant property expenses, abandoned deal costs, property legal costs, and franchise taxes Reconciliation of Net Income to Adjusted EBITDAre Rental Revenue and Property Expense Detail Reconciliation Schedules

Four Corners Property Trust NYSE: FCPT